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                                                                    EXHIBIT 23.1

CONSENT OF DELOITTE & TOUCHE LLP

Globalstar Telecommunications Limited:


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-67731 of Globalstar Telecommunications Limited of our reports on the consolidated financial statements of Globalstar Telecommunications Limited and Globalstar, L.P. appearing in Amendment No. 1 to Registration Statement No. 333-57749 of Globalstar, L.P. and Globalstar Capital Corporation and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP

San Jose, California

December 4, 1998